Exhibit 10.1

BAY COLONY EXECUTIVE CENTER-WEST

Lease For:

ImmuneRegen BioSciences, Inc.
a Delaware Corporation

Suite 190

Dated:   October 1, 2007

BAY COLONY EXECUTIVE CENTER-WEST LEASE

EXHIBITS AND ADDENDUMS

Main body of lease for BAY COLONY EXECUTIVE CENTER-WEST, a division of BC MANAGEMENT INC, an Arizona Corporation Lease, pages 1-13.

EXHIBIT B1               Floor Plan
EXHIBIT B2               Suite Map
EXHIBIT F                  Preparation of Premises
EXHIBIT G                 Rent Escalation Rider
EXHIBIT I                   Rules and Regulations
EXHIBIT J                  Standard for Utilities and Services

LANDLORD:	BAY COLONY EXECUTIVE CENTER-WEST, a division of BC MANAGEMENT INC., an Arizona Corporation
8767 E. Via de Ventura
Scottsdale, Arizona 85258

TENANT:                                                              ImmuneRegen BioSciences, Inc.
a Delaware Corporation
4021 N. 75th Street
Suite 201
Scottsdale, Arizona  85251

BUILDING:                                                           Bay Colony Executive Center - West
8767 E. Via de Ventura
Scottsdale, Arizona 85258

PREMISES:                                                          Suite 190, First Floor of the Building, as
more particularly indicated on the floor plan
attached hereto as Exhibit "B1", consisting of
approximately 3,322 rentable square feet.

RENTABLE AREA                                              Approximately 74,852 square feet.
OF THE BUILDING

TENANT'S PROPORTIONATE                       Rentable Area of Premises
SHARE:                                                                  Rentable Area of Building = 4.4%

MINIMUM MONTHLY RENT:                          $ 6,920.83 plus tax   (Months 01 - 12)
                                 $ 7,128.46 plus tax   (Months 13 - 24)

LEASE TERM:                                                      Two (2) years and No (0) months from
 and after the Actual Commencement Date
 referenced in paragraph 3.0 hereof.

TARGET COMMENCEMENT                            November 1, 2007.
DATE:

SECURITY DEPOSIT:                                         $ 7,128.46

LEASE YEAR:                                                        Any twelve (12) month period beginning on the
  Actual Commencement Date or any anniversary
  thereof.

2.  PREMISES:  Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord the premises (the "Premises") consisting of approximately 3,322 gross rentable square feet, located in the building (the "Building") commonly known as BAY COLONY EXECUTIVE CENTER-WEST.  The Premises are more particularly shown on Exhibit "B2" attached hereto and incorporated herein by this reference.

3.  LEASE TERM: The term of this Lease shall be two (2) years and no (0) months commencing November 1, 2007 (the "Commencement Date") and terminating on October 31, 2009 (the "Termination Date") unless the termination date shall be terminated sooner as hereinafter provided. In the event that Landlord, for any reason, cannot tender possession of the Premises to Tenant on or before the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant in any way as a result of such failure to tender possession.

3.1 In the event of the inability of Landlord to deliver possession of the Premises to Tenant on the Commencement Date this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in such event the Term shall not commence until such time as Landlord tenders delivery of possession of the Premises to Tenant with Landlord's work therein, if any, substantially completed. Should Landlord tender possession of the Premises to Tenant prior to the Commencement Date and Tenant elects to accept such prior tender, the Term shall thereupon commence and such prior occupancy shall be subject to all of the terms of this Lease, including the payment of rent and other expenses.

3.2 In the event that Tenant is allowed to enter into possession of the Premises prior to the Commencement Date, such Possession shall be deemed to be pursuant to, and shall be governed by, the terms, covenants and conditions of this Lease, including without limitation the covenant to pay operating expenses, as though the Commencement Date occurred upon the date of taking of possession by Tenant.

3.3 In the event that the Commencement Date falls on other than the first day of a month, rent for any initial partial month of the term hereof shall be appropriately prorated; and if the date of commencement of Tenant's rent obligations, pursuant to Paragraph 3.0 above, is other than the Commencement Date, the end of the term hereof shall be adjusted to sixty (60) months from the first day of the month after the actual occupancy date.  At the request of either party hereto, both parties shall execute a memorandum confirming the date of commencement of Tenant's rent obligations.

4.  RENT:  Beginning on the Commencement Date (subject to adjustment pursuant to Paragraph 3.0 above), the base rent for the Premises shall be an annual sum of $83,050.00 plus tax payable in monthly installments of $6,920.83 plus tax for months 01-12 of this Lease, for months 13-24 of this Lease the base rent shall be an annual sum of $85,541.50 plus tax payable in monthly installments of $7,128.46 plus tax, payable in advance on the first day of each and every calendar month. Tenant agrees to pay the rent, without offset or deduction of any kind, to Landlord by mail or hand delivery to the Bay Colony Executive Center at the following address:

BAY COLONY EXECUTIVE CENTER-WEST
Management Office
8767 E. Via de Ventura, Suite 101
Scottsdale, Arizona 85258

or in such manner, to such other person or at such other place as Landlord may from time to time designate.  Upon execution of this lease Tenant shall pay Landlord the security deposit for this suite and the first month’s rent plus rental tax.

5.  RENT ESCALATION:  Tenant shall pay, as monthly rent hereunder, in addition to the base rent provided in Section 4 hereof, the sums provided in the "Rent Escalation Rider" attached hereto as Exhibit "G" and incorporated herein by this reference. Tenant shall be advised of any change, from time to time, in rent escalation payments required hereunder by written notice from Landlord, which shall include information in such detail as Landlord may reasonably determine to be necessary in support of such change. Tenant shall have 30 days after the receipt of any such notice to protest the change indicated therein; but notwithstanding any such protest, all rent escalation payments falling due after service of such notice shall be made in accordance with such notice until the protest has been resolved, whereupon, any necessary adjustment shall be made between Landlord and Tenant.

6.  TAXES ON TENANT'S PROPERTY AND OTHER TAXES:  Tenant shall be liable for, and shall pay at least 10 days before delinquency, and Tenant hereby indemnifies and holds Landlord harmless from and against any liability in connection with all taxes levied against any personal property, fixtures, machinery, equipment, apparatus, systems and appurtenances placed by Tenant in or about or utilized by Tenant in, upon or in connection with, the Premises ("Equipment Taxes"). If any Equipment Taxes are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such personal property, fixtures, machinery, equipment, apparatus, systems or appurtenances of Tenant, and if Landlord, after written notice to Tenant, pays the Equipment Taxes or taxes based upon such an increased assessment (which Landlord shall have the right to do regardless of the validity of such levy, but only under proper protest if requested by Tenant prior to such payment and if payment under protest is permissible), Tenant shall pay to Landlord upon demand, as additional rent hereunder, the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment; provided, however, that in any such event, Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, but at no cost to Landlord, to bring suit in any court of competent jurisdiction to recover the amount of any such tax so paid under protest, and any amount so recovered shall belong to Tenant. Notwithstanding the foregoing to the contrary, Tenant shall cause the fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the real property of which the Demised Premises form a part.

6.1 If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's building standards in other space in the Building are assessed, then the real property taxes and assessments levied against Landlord or Landlord's property by reason of such excess assessed valuation shall be deemed to be Equipment Taxes and shall be governed by the provisions of Paragraph 6.0 above. Any such amounts, and any similar amounts attributable to excess improvements by other tenants in the Building and recovered by Landlord from such other tenants under comparable lease provisions, shall not be included in Real Property Taxes for purposes of rent escalation under Section 5 of this Lease.

6.2 Tenant shall pay to Landlord, in addition to the rent hereunder, any excise, sales, privilege or other tax, assessment or other charge (other than income or franchise taxes) imposed, assessed or levied by any governmental or quasi-governmental authority or agency upon Landlord on account of this Lease, the rent or other payments made by Tenant hereunder, any other benefit received by Landlord hereunder, Landlord's business as a lessor hereunder, or otherwise in respect of or as a result of the agreement or relationship of Landlord and Tenant hereunder.

7.  SECURITY DEPOSIT: Tenant has deposited with Landlord the sum of Seven Thousands, One Hundred Twenty-eight Dollars and 46/100ths  ($7,128.46) as security for the faithful performance and observance by Tenant of all of the terms, covenants, conditions, provisions and agreements of this lease.  Tenant shall not be entitled to interest on such security deposit and Landlord shall not be obligated to hold such deposit as a separate fund, but may commingle it with other funds.  In the event Tenant defaults in respect of any of the terms, covenants, conditions, provisions or agreements of this lease, including but not limited to, the payment of rent or other sums due hereunder, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent or any other sums as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants, conditions, provisions or agreements of this lease, including, but not limited to, any damages or deficiency in the reletting of demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord.  Tenant, on demand by Landlord, will forthwith replenish the security or any portion thereof so used or applied by Landlord.  In the event that Tenant shall fully and faithfully comply with all of the terms, covenants, conditions, provisions and agreements of this lease, the security, without interest, shall be returned to Tenant promptly after the date fixed as the end of this lease but only after delivery of entire possession of demised premises to Landlord.  In the event of a sale of the Land and/or Building or leasing of the land and/or the entire Building, or the sale of such leasehold, Landlord shall have the right to transfer the security to the transferee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and in the event of such transfer of security Tenant shall look to the new Landlord solely for the return of said security; and the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord.  Tenant shall not assign or encumber or attempt to assign or encumber the security deposited herein and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance nor by any purported transfer thereof by operation of law.  In the event of the termination of any ground lease or foreclosure of any ground lease or foreclosure of any fee or leasehold mortgage or deed of trust (or conveyance in lieu thereof) now or hereafter affecting the real property of which demised premises forms a part, Tenant shall look to the new Landlord for the return of said security only if said security is actually transferred to said new Landlord.

8.  USE OF PREMISES:  Tenant shall use the Premises only for general office purposes, subject to compliance with all applicable recorded covenants, conditions and restrictions and all laws, ordinances, and rules and regulations. In any event, unless specifically authorized herein, Tenant shall not prepare to serve, or authorize the preparation or service of, food or beverages in the Premises, except only the preparation of common refreshments and lunches for Tenant and its employees and business guests.

9.  BUILDING SERVICES:  Landlord shall furnish building standard heating and air conditioning service Monday through Friday from 8:00 A.M. to 6:00 P.M.  No heating or air conditioning will be furnished by Landlord on Saturdays, Sundays or holidays, except upon prior arrangement with Tenant and at an extra charge as may be agreed to between Landlord and Tenant. For purposes of this Paragraph, "holidays" shall mean and refer to the holidays of Christmas, New Year's Day, Labor Day, Fourth of July, Memorial Day, and Thanksgiving Day, as those holidays are defined, recognized or established by governmental authorities or agencies from time to time. Landlord shall furnish electric current to the Premises in amounts reasonably sufficient for normal business use, including operation of building standard lighting and operation of typewriters and standard fractional horsepower office machinery. Tenant agrees that, at all times during the term of this Lease, Tenant's use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation on the Building. Tenant shall not install or use or permit the installation or use upon or about the Premises of any computer or electronic data processing or other equipment using current in excess of 110 volts or requiring power in excess of 500 watts, without the expressed prior written consent of Landlord. Tenant shall be permitted to install or use upon the premises the standard customary office computers, duplicators and other office equipment. Tenant shall pay monthly upon billing as additional rent under this Lease, such sums as Landlord's building engineer may reasonably determine to be necessary in order to reimburse Landlord for the additional cost of utilities (including, without limitation, electricity, gas and other fuels or power sources, and water) attributable to the operation of equipment which is not standard, customary office equipment or is special equipment or facilities and the installation or use by the Tenant of electrical heating or air conditioning equipment other than that which is installed and provided by Landlord.

9.1 Landlord shall furnish unheated water from mains for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord, or by Tenant with Landlord's expressed prior written consent, and heated water for lavatory purposes from regular building supply. Tenant shall pay Landlord at rates fixed by the entity providing water for additional water, which is furnished for any other purpose.

9.2 Landlord shall furnish janitor service in and about the Premises on a five (5) nights per week basis. Landlord shall have no obligation to furnish janitor service for any portion of the Premises which may be used (to the extent permitted under this Lease) for the preparation, dispensing or consumption of food or beverages or for any purpose other than general office use, and Tenant shall keep all such portions of the Premises in a clean and orderly condition at Tenant's sole cost and expense. In the event Tenant shall fail to keep such portions of the Premises in a clean and orderly condition, Landlord may do so and any costs incurred by Landlord, in connection therewith, shall be payable by Tenant to Landlord upon demand, as additional rent hereunder. Tenant shall also pay to Landlord, as additional rent hereunder, amounts equal to any increase in cost of janitor service in and about the Premises if such increase in cost is due to (a) use of the Premises by Tenant during hours other than normal business hours, or (b) location in or about the Premises of any fixtures, improvements, materials or finish items (including, without limitation, wall coverings and floor coverings) other than those which are of the standard type adopted by Landlord  for the Building.  Tenant must make the Suite available and provide access to the Landlord for janitorial and housekeeping services and emergency purposes in and about the premises and Suite between the hours designated by Landlord or it's management company.  Said hours will not be between the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday. Failure of Tenant to provide access to the premises or Suite shall relieve or excuse Landlord from any and all obligations to provide janitorial and housekeeping services to Tenant.

9.3 Landlord does not warrant that any service will be free from interruptions caused by repairs, renewals, improvements, changes of service, alterations, strikes, lockouts, labor controversies, accidents, inability to obtain fuel, steam, water or supplies or other cause, provided the cause is beyond the reasonable control of Landlord and Landlord agrees to give Tenant notice of any extended interruptions of which Landlord has prior knowledge. It is understood that Landlord reserves the right to temporarily discontinue such services, or any of them at such times as may be necessary by reason of accident, failure of supply, repairs, alterations or improvements, or whenever by reason of strikes, lockouts, riots, acts of God, or any other happening beyond the reasonable control of Landlord, and Tenant shall not be entitled to an abatement of rent as a result thereof. No such interruption of service shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, nor permit Tenant to abate rent hereunder or otherwise relieve Tenant or whenever by reason of strikes, lockouts, riots, acts of God or any other happening beyond the reasonable control of Landlord, and Tenant shall not be entitled to an abatement of rent as a result thereof.  Landlord shall not be liable for any failure to make such repairs or furnish such services unless the failure shall be reasonably curable by Landlord and nonetheless shall persist for an unreasonable time after written notice from Tenant of the need for such repairs or the failure to furnish such service. Except as provided herein, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements or provision of any service in or to any portion of the Building, including the Premises, or in or to the fixtures, appurtenances and equipment therein; provided that in making such repairs, alterations or improvements or providing such service Landlord shall interfere as little as reasonably practicable with the conduct of Tenant's business in the Premises, without, however, being obligated to incur liability for overtime or other premium payment to its agents, employees, or contractors in connection therewith; and except if Tenant's beneficial use of all or a substantial portion of the Premises is prevented for a period in excess of three (3) consecutive days, the base rent specified in Section 4 hereof, shall be equitably abated commencing with the fourth day and continuing until such use is no longer prevented. As a material inducement to Landlord's entry into this Lease, Tenant waives and releases any right to make repairs at Landlord's expense, unless Landlord's failure to make repairs persists for an unreasonable time after written notice by Tenant of the need for such repairs.

10.  REPAIR AND MAINTENANCE:  Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair. Tenant shall, upon the expiration or sooner termination of the term hereof, surrender the Premises to Landlord in the same condition as when received, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted.

10.1 Anything contained in the foregoing Paragraph 10.0 to the contrary notwithstanding, Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, air conditioning and electrical systems installed or furnished by Landlord, unless such maintenance and repairs are caused in part of in whole by the act, neglect, fault or omission of any duty by Tenant, its agents, servants, employees or guests, in which case Tenant shall pay to Landlord the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

11.  CONDITION OF PREMISES:  Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and said Building were at such time in satisfactory condition, minor punch list items excepted.

12.  ALTERATIONS:  (a) Tenant shall make no alterations or improvements in or to the Premises without Landlord's prior written consent, and then only by contractors approved in writing by Landlord. All such work shall be done at such times and in such manner as Landlord may designate. All such work shall be performed in full compliance with all laws and all rules and regulations of all governmental agencies having jurisdiction, and in full compliance with the rules and requirements of any board of fire underwriters and any similar body. Before commencing any work, Tenant shall give Landlord at least five (5) days written notice of the proposed commencement of such work and shall, if required by Landlord, secure at Tenant's own cost and expense, a labor and materials payment bond, satisfactory to Landlord, for said work. Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. All alterations or improvements upon the premises, made by either party, including (without limiting the generality of the foregoing) all wall covering, built-in cabinet work, paneling and the like, shall, unless Landlord elects otherwise, become the property of Landlord, and shall remain upon, and be surrendered with the Premises, as part thereof, at the end of the term hereof, except that Landlord may, by written notice to Tenant, given at least thirty (30) days prior to the end of the term, require Tenant to forthwith remove all partitions, counters, railings and the like installed by Tenant, and Tenant shall repair or, at Landlord's option, shall pay to the Landlord all costs arising from such removal.

(b) All articles of personal property and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the lease term when Tenant is not in default hereunder. If Tenant shall fail to remove all of its effects from said Premises upon termination of this Lease the same shall be deemed abandoned by Tenant and Landlord may dispose of them in any fashion it deems reasonable.

13.  EMINENT DOMAIN:  If the whole or any part of demised premises shall be taken or condemned for all or any portion of the term hereof by any competent authority for any public or quasi public use or purpose, or transferred by agreement in connection with such public or quasi public use or purpose with or without any condemnation action or proceeding being instituted, then, and in either such event, the term of this lease shall, at the option of Landlord, terminate as of the date when the possession of the part so taken shall be required for such use or purpose, and without apportionment of the award, such that the entire award is paid to Landlord.  The then current rental, however, shall in the event of a partial taking, be apportioned.  Tenant hereby expressly assigns to Landlord any award which may be made in any taking or condemnation as therein provided, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof.

14. DEFAULT AND REMEDIES: The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

(a) The abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to any absence by Tenant from the premises for five (5) days or longer while in default of any provision of this Lease.

(b) The failure by Tenant to make any payment of rent or additional charges required to be paid by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant.

(c) The failure by Tenant to observe or perform any of the express or implied covenants or provision of this Lease to be observed or performed by Tenant, other than as specified in (a) or (b) above, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten-day period and thereafter diligently prosecute such cure to completion.

(d) Failure of Tenant to vacate and surrender the Premises and/or give the Landlord full and complete possession of the premises on or before the termination date of this Lease shall constitute a default of the terms of this Lease.  Holding over by the Tenant after the termination date of this Lease shall, by itself, constitute a default except when the Landlord has given Tenant written permission to hold over beyond the termination date of this Lease.

14.1 In the event of any such default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord may, without notice or demand of any kind to Tenant, have any one or more of the following described remedies;

(a) Landlord may re-enter the Premises and take possession of the same and of all equipment and fixtures of Tenant therein and expel or remove Tenant and all other parties occupying the Premises without terminating this Lease, at any time and from time to time relet the premises or any part thereof for the account of Tenant, for such term, upon such conditions and at such rental as Landlord may deem proper.  In such event Landlord may receive and collect the rent from such reletting and apply it against any amounts due from tenant hereunder (including without limitation such expenses as Landlord may have incurred in recovering possession of the Premises, placing the same in good order and condition, altering or repairing the same for reletting, and all other expenses, commissions and charges including attorneys' fees which Landlord may have paid or incurred in connection with such repossession and reletting).  Whether or not the Premises are relet, Tenant shall pay Landlord all amounts required to be paid by Tenant up to the date of Landlord's re-entry and thereafter Tenant shall pay Landlord, until the end of the term hereof, the amount of all rent and other charges required to be paid by Tenant hereunder, less the proceeds of such reletting during the term hereof, if any, after payment of Landlord's expenses as provided above and prorated to the amount caused by tenants default.  Such payments by Tenant shall be due at such times as are provided elsewhere in this Lease, and Landlord need not wait until the termination of this Lease to recover them by legal action or otherwise.  Landlord shall not, by any re-entry or other act, be deemed to have terminated this Lease or the liability of Tenant for the total rent hereunder unless Landlord shall give Tenant written notice of Landlord's election to terminate this Lease.

(b) Landlord may give written notice to Tenant of Landlord's election to terminate this Lease, re-enter the Premises with or without process of law and take possession of the same and of all equipment and fixtures therein, and expel or remove Tenant and all other parties occupying the Premises, using such force as may be reasonably necessary to do so, without being liable to any prosecution for such re-entry or for the use of such force.

15.  SURRENDER OF PREMISES AND REMOVAL OF PROPERTY: No act or thing done by Landlord or any agent or employee of Landlord during the term hereof shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other-surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

15.1 Upon the expiration of the term of this Lease, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Section 15.0, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted, Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

15.2 Whenever Landlord shall re-enter the Premises as provided in this Lease, any personal property of Tenant not removed by Tenant upon the expiration of the term of this Lease, or within 48 hours after a termination by reason of Tenant's default as provided in this Lease, shall be deemed abandoned by Tenant and may be disposed of by Landlord in Landlord's sole discretion.

15.3 All fixtures, alterations, additions, repairs, improvements and/or appurtenances attached to or built into or on or about the Premises prior to or during the term hereof, whether by Landlord at its expense or at the expense of Tenant, or by Tenant at its expense, or by previous occupants of the Premises, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the term of this Lease. Such fixtures, alterations, additions, repairs, improvements and/ or appurtenances shall include, without limitation, floor coverings, drapes, paneling, molding, doors, kitchen and dish washing fixtures and equipment, plumbing systems, electrical systems, lighting systems, silencing equipment, communication systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio, telegraph and television purposes, and any special flooring or ceiling installations. Notwithstanding the foregoing, Landlord may, in its sole discretion, require Tenant, at Tenant's sole cost and expense, to remove any fixtures, alterations, additions, repairs, improvements and/or appurtenances attached or built into or on or about the Premises, and to repair any damage to the Building and Premises occasioned by the installation, construction, operation and/or removal of such fixtures, equipment, alterations, additions, repairs, improvements and/or appurtenances. If Tenant shall fail to complete such removal and repair such damage, Landlord may do so and may charge the cost thereof to Tenant.

15.4 Tenant hereby waives all claims for damages or other liability in connection with Landlord's re-entering and taking possession of the Premises or removing, retaining, storing, or selling the property of Tenant as herein provided, and Tenant hereby indemnifies and holds Landlord harmless from any such damages or other liability, and no such re-entry shall be considered or construed to be a forcible entry.

16.  FEES AND EXPENSES:  If Tenant shall default in the performance of any obligation on Tenant's part to be performed under this lease, Landlord may immediately, or at any time thereafter, without notice, perform the same for the account of Tenant.  If Landlord at any time is compelled to pay or elects to pay any sum of money to do any act which will require the payment of any sum of money (including but not limited to employment of attorneys or incurring of costs) by reason of the failure of Tenant to comply with any term, covenant, condition, provision or agreement hereof, or if Landlord is compelled to incur or elects to incur any expense (including but not limited to reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding whether or not such action or proceeding proceeds to judgment) by reason of any default of Tenant hereunder, the sum or sums so paid or incurred by Landlord (with interest at an annual rate equal to two percent (2%) in excess of the "prime rate" then being charged by the Wells Fargo of Arizona shall be due from Tenant to Landlord promptly upon demand by Landlord.

17.	ASSIGNMENT, MORTGAGE AND SUBLETTING:

17.1           Landlord's Consent Required.  Tenant shall not assign, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant's interests under this Lease (each and all a "Transfer"), without the prior written consent of Landlord, which is subject to the other provisions of this Section 17.  If Tenant is a business entity, any direct or indirect transfer of fifty percent (50%) or more of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than on transaction) shall be deemed a Transfer.  Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber all or any portion of Tenant's interest under this Lease.

17.2           Reasonable Consent.

(a)           If Tenant complies with the following conditions, Landlord shall not unreasonably withhold its consent to the subletting of the Premises or any portion thereof or the assignment of this Lease.  Prior to any proposed Transfer, Tenant shall submit in writing to Landlord (i) the name and legal composition of  the proposed assignee, subtenant, user or other transferee (each a "Transferee"); (ii) the nature of the business proposed to be carried on in the Premises; (ii) a current balance sheet, income statements for the last two years and such other reasonable financial and other information concerning the proposed Transferee as Landlord may request; and (iv) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer.  Within fifteen (15) Business Days after Landlord receives all such information it shall notify Tenant pursuant to Section 17.7 - Landlord's Right to Space.

(b)           The parties hereto agree and acknowledge that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the proposed Transferee does not intend itself to occupy the entire portion of the Premises assigned or sublet, (ii) Landlord disapproves of the Transferee's business operating ability or history, reputation or credit worthiness or the character of the business to be conducted by the Transferee at the Premised, (iii) the Transferee is a governmental agency or unit or an existing tenant in the Project or Building, (iv) the proposed Transfer would violate any "exclusive" rights of any tenants in the Project or Building, (v) Landlord other wise determines that the proposed Transfer would have the effect of decreasing the value of the Building or increasing the expenses associated with operating, maintaining and repairing the Property.  In no event may Tenant publicly offer or advertise all or any portion of the Premises for assignment or sublease at a rental less than that then sought by Landlord for a direct lease (non-sublease) of comparable space in the Project or Building.

17.3           Excess Consideration.  If Landlord consents to the Transfer, Tenant shall pay to Landlord as additional rent, within ten (10) days after receipt by Tenant, any consideration paid by the Transferee for the Transfer, including, in the case of a sublease, the excess of the rent and other consideration payable by the subtenant over the amount of Base Rent and Additional Rent payable hereunder applicable to the subleases space.

17.4           No Release Of Tenant.  No consent by Landlord to any Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer.  Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with Transferee) for the payment of rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease.  The consent by Landlord to any Transfer shall not relieve Tenant from the obligation to obtain Landlord's express prior written consent to any subsequent Transfer by Tenant.  The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

17.5.          Expenses and Attorneys' Fees.   Tenant shall pay to Landlord on demand all costs and expenses (including reasonable attorneys' fees) incurred by Landlord on connection with reviewing or consenting to any proposed Transfer (including any request for consent to, or any waiver of Landlord's rights in connection with, any security interest in any of Tenant's property at the Premises).

17.6           Effectiveness of Transfer.  Prior to the date on which any permitted Transfer becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and obtain Landlord's standard form of Consent to Assignment or Consent to Sublease executed by Tenant, Transferee and consented by Landlord in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease.  Failure or refusal of a Transferee to execute any such instruments shall not release or discharge the Transferee from liability as provided herein but shall prohibit Transferee from taking possession or residing in the suite. Violation of this requirement of the Lease shall result in a default pursuant to Section 14 of the lease by Tenant and Transferee. The voluntary, involuntary or other surrender of the Lease by Tenant, or a mutual cancellation by Landlord and Tenant and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all such subleases.

17.7           Landlord's Right to Space.  Notwithstanding any of the above provisions of this Section to the contrary, if Tenant notifies Landlord that it desires to enter into a Transfer, Landlord, in lieu of consenting to such Transfer, may elect (x) in the case of an assignment or a subleases of the entire Premises, to terminate this lease, or (y) in the case of a sublease of less than the entire Premises, to terminate this Lease as it relates to the space proposed to be subleased by Tenant.  In such event, this Lease will terminate (or the space proposed to be subleased will be removed from the Premises subject to this Lease and the base Rent and Tenant's Share under this Lease shall be proportionately reduced) on the date the Transfer was proposed to be effective, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant.

17.8           Assignment of Sublease Rents.   Tenant hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for tenant for purposes hereof, or a receiver for Tenant appointed on Landlord's application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant's obligations to Landlord under this Lease; provided, however, that Landlord grants to tenant at all times prior to occurrence of any breach or default by Tenant a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any  event of Default).

               17.9           Transfer by Transferee.  Transferee, Sublessee or Assignee shall not have a right to further transfer, assign or sublet the premises. Any further transfer, assignment or sublet by a Transferee, Sublessee or Assignee shall be a default of the Lease pursuant to Section 14 of the Lease.

18.  TRANSFER OF LANDLORD'S INTEREST:  In the event of any transfer of Landlord's interest in the Building or Premises, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, including, without limitation, the obligation of Landlord to return the Security Deposit as provided in this Lease; provided that the transferor shall, within a reasonable time, transfer any Security Deposit then held by Landlord, or any portion thereof remaining after proper deductions therefrom, to the transferee and shall thereafter notify Tenant of such transfer, of any claims made against the Security Deposit, and of the transferee's name and address, by written notice delivered personally (in which case Tenant shall acknowledge receipt of such notice by signing Landlord's copy of such notice) or by registered or certified mail. Nothing herein shall extinguish the Tenant's right of attornment with Transferee.

19.  HOLDING OVER:  If Tenant holds over after the expiration or earlier termination of the Term, the Annual Basic Rent rental value of the Premises shall be 150% for the first two (2) months and 200% thereafter of the Annual Basic Rent rate in effect upon the date of such expiration (subject to adjustment as provided in Paragraph 5 and/or Exhibit "G" hereof and prorated on a daily basis). Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal. The foregoing provisions of this paragraph are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

20.  NOTICES:  Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed given if sent by registered or certified mail addressed to Tenant at the Building, or to Landlord at the addresses set forth in the Fundamental Lease Provisions.  Landlord may by written notice to Tenant specify a different address for notice purposes.

21.  QUIET ENJOYMENT:  Landlord covenants that Tenant, upon paying the rent and performing the covenants of this Lease on Tenant's part to be performed, shall and may peaceably and quietly have, hold and enjoy the Premises for the term of this Lease as against Landlord and Landlord's representative.

22.  PERFORMANCE BY TENANT:  (a) All covenants to be performed by Tenant shall be performed at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, without releasing Tenant from any obligations, but shall not be obligated to, make any such payment or perform any such other act on Tenant's part to be made or performed. All sums so paid by Landlord, as well as any unpaid rent, and all necessary incidental costs shall bear interest thereon at an annual rate two (2) percentage points above the prime annual interest rate of the Wells Fargo of Arizona in effect at the due date (but not more than the maximum contractual rate permissible by law), from the date of such payment by Landlord or the rental due date and shall be payable to Landlord on demand.

(b) In addition to the accrual of interest as set forth in the preceding Article 22(a), Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, if any installment of rent or of a sum due from Tenant shall not be received by Landlord or Landlord's designated representative within ten (10) days after said amount is past due, then Tenant shall pay to Landlord a recurring monthly late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charges represent a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant.  Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant's default with respect to such over due amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

23.  TENANT'S FURTHER OBLIGATION:  Except for ordinary wear and as otherwise provided in this Lease, Tenant shall, at Tenant's expense, keep in good order, condition and repair the interior of the Premises and shall promptly and adequately repair all damage to the interior of the Premises and replace or repair all glass, fixtures, equipment and appurtenances therein damaged or broken, under the supervision and with the approval of Landlord and, if Tenant does not do so, Landlord may, but need not, make such repairs and replacements and if Landlord does so Tenant shall pay Landlord the cost thereof promptly upon demand, as additional rent hereunder.

23.1 Tenant shall comply with all laws, ordinances, rules, regulations, orders and directives of governmental and quasi-governmental bodies and authorities having jurisdiction over Tenant and the Premises from time to time and shall obtain and keep in effect all licenses, permits and other authorizations required with respect to the business or businesses conducted by Tenant within or from the Premises. Tenant and its employees, agents, licensees and guests shall also comply with the rules and regulations which Landlord has adopted, any reasonable amendments thereto, and such other reasonable rules and regulations which Landlord may adopt from time to time for the protection and welfare of the Building and its tenants and occupants; provided that Tenant shall not be responsible for compliance with any rule or regulation adopted by Landlord unless or until Tenant is furnished with a copy thereof. The present rules and regulations for the Building are attached hereto as Exhibit "I". Landlord shall have no liability to Tenant for the failure of any other tenant in the Building to observe the rules and regulations.

                24.  TERMINATION, NO WAIVER, NO ORAL CHANGE:  No provision of this lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payments rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided.

25.  MORTGAGE PROTECTION:  In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises whose address shall have been furnished it, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

26.  IDENTIFICATION OF TENANT: If more than one person executes this Lease as Tenant, (a) each of them is jointly and severally liable for performing all of the terms of this Lease, to be performed by Tenant, and (b) the act of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them has so acted.

27.  EXAMINATION OF LEASE:  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

28.  TIME:  Time is of the essence with respect to the performance of every provision of this Lease in which time or performance is a factor.

29.  PRIOR AGREEMENTS AND AMENDMENTS: This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

30.  SEPARABILITY:  Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provision shall remain in full force and effect.

31.  RECORDING:  Neither Landlord nor Tenant shall record this Lease or a short form memorandum thereof without the consent of the other.

32.  LIMITATION OF LIABILITY:  In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

(a) The sole and exclusive remedy shall be against Landlord's leasehold estate in the Project;
(b) No partner or shareholder of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction);
(c) No service of process shall be made against any partner or shareholder of Landlord (except as may be necessary to secure jurisdiction);
(d) No partner or shareholder of Landlord shall be required to answer or otherwise plead to any service of process;
(e) No judgment will be taken against any partner or shareholder of Landlord;
(f) Any judgment taken against any partner or shareholder of Landlord may be vacated and set aside at any time nunc pro tunc;
(g) No writ of execution will ever be levied against the assets of any partner or shareholder of Landlord;
(h) These covenants and agreements are enforceable both by Landlord and also by any partner or share holder of Landlord.  Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenants or agreement either expressly contained in this Lease or imposed by statute or at common law.

33.  CONSENT OF LANDLORD AND TENANT:  In the event of the failure of Landlord or Tenant to give any consent or approval required herein, if it is either provided herein or held to be that any such consent or approval shall not be unreasonably withheld or delayed, the requesting party shall be entitled to seek specific performance at law and shall have such other remedies as are reserved to it under this Lease, but in no event shall Landlord or Tenant be responsible for damages to anyone for such failure to give consent or approval.

34.  WAIVER OF TRIAL BY JURY AND COUNTERCLAIMS:  The respective parties hereto shall and they hereby do waive trial by jury in any action or proceeding brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of demised premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise.  In the event Landlord commences any proceedings for nonpayment of rent or other sums due hereunder, Tenant shall not, and Tenant hereby waives any right to interpose any counterclaim of whatever nature or description in any such proceedings.  Such waiver shall not, however, be construed as a waive of Tenant's rights to assert such claims in any separate action or actions brought by Tenant.

35.  ESTOPPEL CERTIFICATE BY LESSEE:  At any time and from time to time, upon not less than 15 days prior written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications), the amount of any security posted by Tenant, the dates to which the rent and other charges have been paid in advance, and any increases or decreases of rent that are anticipated, it being intended that any such statement delivered pursuant to this Section 35 may be relied upon by any purchaser of the fee or mortgagee or beneficiary or assignee of any mortgage or trust deed upon the fee of the Building or Premises.

36.  SUBORDINATION AND ATTORNMENT:  This Lease is and at all times shall be subject and subordinate to any ground or underlying leases, mortgages, trust deeds or like encumbrances, which may now or hereafter affect the Building or Premises, and to all renewals, modifications, consolidations, replacements and extensions of any such lease, mortgage, trust deed or like encumbrance. This clause shall be self-operative and no further instrument of subordination shall be required in order to effectuate the subordination. Tenant nonetheless agrees that, at the request of Landlord or any party of a ground or underlying lease or any holder of a note secured by a mortgagor like encumbrance, Tenant will execute any certificate or document reflecting the subordination of this Lease to such ground or underlying lease or to the lien of any mortgage or like encumbrance now or hereafter placed upon the Building or Premises. In the event of the sale of the Building upon foreclosure, Tenant agrees, upon the written request of the purchaser or transferee, to attorn to the purchaser or transferee and recognize the purchaser or transferee as the Landlord under this Lease and to continue to be bound by the terms of this Lease. Tenant agrees if requested by Landlord to promptly execute any Subordination, Attornment or Estoppel Agreement required by Landlord's mortgage company or lender.  Failure of Tenant to do so constitutes a material breach of this lease and will operate as a default by the Tenant and landlord without further notice may proceed under Section 14 of this lease.

37.  RIGHTS RESERVED TO LANDLORD: All portions of the Building are reserved to Landlord except the Premises and the inside surfaces of all walls, windows and doors bounding in the Premises, including exterior building walls, core corridor walls and doors and any core corridor entrance. Landlord also reserves any space in or adjacent to the Premises uses for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as the right to access thereto through the Premises for the purposes of operation, maintenance, decoration and repair.

37.1 Landlord shall have the following rights exercisable without notice and without liability to Tenant for damage or injury to property, person or business (all claims for damage being hereby released), and without effecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for the setting off or abatement of rent.

(a) To enter the Premises at all reasonable times during the term of this Lease for the purpose of inspecting the same, exhibiting the Premises to prospective tenants, purchasers or others, or making such repairs or replacements therein as may be required by this Lease or as Landlord may deem appropriate; provided that Landlord shall use all reasonable efforts not to disturb Tenant's use and occupancy and shall, when practical, give Tenant prior notice of such entry.
(b) To change the name or street address of the Premises or Building.
(c) To install and maintain signs on the exterior and interior of the Building, except within the Premises.
(d) To have pass keys to the Premises.
(e) To decorate, remodel, repair, alter or otherwise prepare the Premises for re-occupancy during the last 6 months of the term hereof if, during or prior to such time, Tenant has vacated the Premises, or at any time after Tenant abandons the Premises.
(f) To have access to all mail chutes according to the rules of the United States Postal Service.
(g) To do or permit to be done any work in or about the exterior of the Building or any adjacent or nearby building, land, street or alley.
(h) To grant to anyone the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted by this Lease.

38.  UTILITIES AND SERVICES: Provided that Tenant is not in default hereunder, Landlord shall through Arizona Public Service see that electrical service is provided to the Premises during reasonable hours of generally recognized business days, subject to the conditions and in accordance with the standards set forth in Exhibit "J" reasonable quantities of electric current for normal lighting and fractional horsepower office machines, provided that Arizona Public Service, (APS) is supplying the required electrical service to the building.  Landlord is not responsible for any damage or disruption to tenant's equipment, property or business caused by APS electrical power failures or surges, which are beyond the reasonable control of the Landlord.  The Landlord will provide water for lavatory and drinking purposes and heat and air conditioning as required in Landlord's judgment for the comfortable use and occupation of the Premises during regular business hours.  Landlord will also provide janitorial service and elevator service by nonattended automatic elevators.  Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of Landlord's failure to furnish or provide any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbance or labor disputes of any character, or for any other cause beyond Landlord's reasonable control.

39.  WAIVER AND INDEMNIFICATION: The waiver by Landlord of any breach of any term herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance to such rent.

39.1 Tenant as a material part of the consideration to Landlord assumes all risk of and waives all claims it will or may have against Landlord, its agents and employees for interference with business and/or business relationship, interference with contract, damage to, theft, loss of property or injury or loss of life sustained by Tenant or any occupant or other person resulting from any accident, occurrence or happening in the Building or on the Premises or defects in or the condition of the Building or Premises resulting directly or indirectly from any act or omission of Tenant or any other person or force whatsoever.  Provided such assumption and waiver of all claims shall not apply to claims for property damage, injury or loss of life proximately caused by the willful or intentional misconduct of Landlord, its agents and employees.

39.2 Tenant, as a material part of the consideration to Landlord, shall indemnify and save and hold harmless Landlord against and from any and all claims arising from and out of Tenant's use of the Building and Premises or the conduct of Tenant's business or from any activity, work or thing done, permitted or suffered by the Tenant in or about the Building and Premises and in case any action or proceeding be brought against Landlord, its agents or employees by reason thereof, Tenant upon notice from Landlord shall defend the same at Tenant's sole expense by counsel approved by Landlord.  Tenant assumes all risk of damage to property or injury or death the persons in, on or about the Building and Premises from any cause whatsoever except what is caused by the failure of Landlord to observe any of the terms and conditions of this lease and such failure has persisted for an unreasonable length of time after written notice of such failure and tenant waives all claims in respect thereof against Landlord.

40.  DAMAGE TO TENANTS' PROPERTY: Notwithstanding the provisions of Paragraph 39, inclusive of all subparagraphs, to the contrary, Landlord shall not be liable for any damage to property entrusted to employees of the Building, or for loss of or damage to any property by theft.  Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building.

41.  INSURANCE: Tenant shall procure and shall maintain in effect, at Tenant's sole cost and expense throughout the term of this Lease, including any extensions and renewals thereof, public liability and property damage insurance against claims for bodily injury, death or property damage occurring upon or about the Premises or Building, in each case naming Landlord as an additional insured and, upon request by Landlord, naming the holder of any mortgage, deed of trust or like encumbrance or the lessor under any underlying lease covering the Building as additional insured, with a limit of liability of not less than $500,000.00 per person and $1,000,000.00 per occurrence. Without hereby implying any authorization therefor unless otherwise specifically contemplated herein, if at any time during the term hereof, any alcoholic beverages of any nature are served in the Premises, Tenant shall also maintain a liquor liability insurance policy with a limit of liability of not less than $500,000.00. Such policies of insurance shall be with insurance companies acceptable to Landlord, and shall be evidenced by certificates of insurance delivered to Landlord from time to time showing such insurance to be at all times prepaid and in full force and effect and providing that such insurance cannot be canceled or modified upon less than 30 days prior written notice to Landlord. If at any time Tenant has not provided Landlord with a then currently effective certificate of insurance acceptable to Landlord as to any insurance required to be maintained by Tenant as specified above, Landlord may, without further inquiry as to whether such insurance is actually in force, obtain such a policy and Tenant shall reimburse Landlord for the cost thereof upon demand as additional rent hereunder.

41.1 Landlord and Tenant, each on behalf of itself, its agents, employees, contractors, representatives, affiliates, successors in interest, licensees or guests, hereby waives any right of recovery which each of its agents, employees, contractors, representatives, affiliates, successors in interest, licensees or guests may have against the other or its agents, employees, contractors, representatives, affiliates, successors in interest, licensees or guests for any losses or claimed losses that are caused by or result from risks insured against under any policy or policies of insurance in force at the time of such loss or claimed loss; provided that such waiver of subrogation does not impose any additional premium upon the party so giving it. If any additional premium would be incurred by reason of such waiver of subrogation, the party upon whom such additional premium would be imposed shall promptly notify the other and the other party shall have the right at its option, to pay such additional amount, in which event the waiver of subrogation shall remain in effect. If the other party does not notify the party which would incur such additional premium with reasonable promptness following receipt of the notice informing of the additional premium, the party would incur such additional premium shall be free to terminate such waiver of subrogation if it so elects.

42.  PREPARATION OF PREMISES: The respective obligations of Landlord and Tenant with regard to preparing the premises for use by Tenant shall be set forth in Exhibit "F" attached hereto and incorporated herein by this reference.

43.  FIXTURES, TENANT IMPROVEMENTS AND ALTERATIONS: Except as otherwise provided in any Rider attached hereto, as Exhibit F, all additional improvements, fixtures and/or equipment which Tenant may install or place in or about the Premises, and all alterations, repairs or changes to the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant. Landlord shall be without any obligation in connection therewith. Tenant hereby indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such alterations, repairs, changes, improvements, fixtures and/or equipment in, on or about the Premises.

43.1 Tenant shall not alter, repair or change the Premises, nor erect any signs in, on or about the Premises, nor make installations of a permanent nature or in any manner affixed to the Building including the initial improvements contemplated in any Rider attached hereto, as Exhibit F, without first obtaining the expressed written consent of Landlord. With regard to alterations, repairs or changes to, or installations in, the interior of the Premises which do not affect the structural members, exterior walls, windows and doors of the Building, Landlord's consent shall not unreasonably be withheld. With regard to any such matters which may affect the structural members, exterior walls, windows and doors of the Building, and with regard to the installation of any signs outside the Premises, Landlord may grant or withhold its consent in its unlimited discretion.

43.2 Landlord may impose, as a condition of its consent to alterations, repairs or changes of the Premises or the erection of signs on or about the Premises, such requirements as Landlord, in its sole discretion, may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord and the requirement that Tenant shall furnish Landlord with a completion and lien indemnity bond prior to the commencement of any work. Tenant shall construct such improvements, alterations or repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance. In any event, a contractor of Landlord's selection shall perform all mechanical, electrical, plumbing, air conditioning, permanent partition and ceiling tile work under contracts let by Landlord and such work shall be performed at Tenant's cost except as otherwise provided in any Rider attached hereto as Exhibit F. In the event Tenant orders any construction, alteration, decorating or repair work directly from Landlord, or from the contractor selected by Landlord, the charges for such work shall be deemed additional rent under this Lease, payable upon billing therefor, either periodically during construction or upon the substantial completion of such work, at Landlord's option.

44.  MECHANIC'S LIENS:Tenant agrees to give Landlord written notice of the commencement date of any alterations, improvements or repairs to be made in, to or upon the Premises not later than 15 days prior to the commencement of any such work, in order to give Landlord time to post notices of non-responsibility. Tenant will not permit any mechanic's, materialman's or other lien to be placed upon the Premises or Building or improvements therein during the term hereof; and in the event that any mechanic's, materialman's or other lien is filed against the Premises or Building or improvements therein in connection with any alteration, repair, improvement to change of, or installation of fixtures or equipment in the Premises, Tenant shall cause such lien to be released within 10 days after such filing, either by satisfaction of such claim or by posting a bond.  Notwithstanding the foregoing, Landlord shall have the right and privilege at Landlord's option of paying the amount of any such lien or claim, or any portion thereof, without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be deemed additional rent hereunder due from Tenant to Landlord upon demand.

45.  SUBSTITUTED PREMISES: Landlord reserves the right on thirty (30) days written notice to Tenant to substitute other premises within the Office Building for the Premises described above.  The substituted premises shall be of equal size to the Premises subject to a variation of ten percent (10%) and shall contain comparable tenant improvements.  The unadjusted rental for the substituted premises shall be at the then current rate for such space but shall not exceed the Annual Basic Rental specified in Section 4.  All other provisions of this Lease Agreement, including the Base Operating Year of Lease Agreement shall remain in full force and effect with respect to the substituted premises, except that the percentage of the Operating Cost Excess for which Tenant is liable shall be proportionately reduced if the rentable area of the substituted premises is less than the rentable area of the original Premises.  Landlord shall pay all reasonable moving expenses of Tenant incidental to such substitution of premises.

46.  NO REPRESENTATIONS BY LANDLORD:Neither Landlord nor Landlord's agents have made any representations or promises with respect to the Building or demised premises except as herein expressly set forth.  The taking of possession of demised premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts the same in its then "as is" condition and that demised premises and the Building were in good and satisfactory condition at the time such possession was so taken.

47.  FORCE MAJEURE CLAUSE: Wherever there is provided in this Lease a time limitation for performance by Landlord or Tenant of any construction, repair, maintenance or service, the time provided for shall be extended for as long as and to the extent that delay in compliance with each limitation is due to an Act of God, governmental control or other factors beyond the reasonable control of Landlord or Tenant, respectively.

48-49.  MISCELLANEOUS: No receipt of money by Landlord from Tenant after the termination of this Lease, the service of any notice, the commencement of any suit or final judgment for possession shall reinstate, continue or extend the term of this Lease or affect any such notice, demand, suit or judgment.

48.1  If any provision of this Lease or its application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Lease or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable to any extent, shall not be affected thereby and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law; and it is the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

48.2 The covenants and obligations of Tenant pursuant to this Lease shall be independent of performance by Landlord of the covenants and obligations of Landlord pursuant to this Lease, and performance by Tenant of each covenant and obligation of Tenant pursuant to this Lease shall be a condition precedent to the duty of Landlord to perform the covenants and obligations of Landlord pursuant to this Lease.

48.3 The headings of Sections of this Lease are for convenience only and do not define, limit or construe the contents thereof. Reference made in this Lease to numbered Sections, Paragraphs and Subparagraphs shall refer to numbered Sections, Paragraphs or subparagraphs of this Lease unless otherwise indicated.

48.4 Where appropriate, words in the singular, including without limitation the words "Landlord" and "Tenant", include the plural, and vice versa.  Words in the neuter gender include the masculine and feminine genders, and vice versa, and words in the masculine gender include the feminine gender, and vice versa.

48.5 If there be more than one Tenant, at any time or from time to time, the obligations hereunder imposed upon Tenant shall be joint and several.

48.6 This Lease shall be governed by and interpreted in accordance with the laws of the state in which the Building is located.

48.7 All monetary obligations of either party hereunder to the other remaining past due 5 days or more after the date specified herein for payment shall bear interest at the lesser rate of two percent (2%) in excess of the "prime rate" than being charged by Wells Fargo Bank of Arizona from the due date so specified until paid or the maximum rate of interest permitted by law.

48.8 This instrument, along with any riders, exhibits and attachments or other documents affixed to or referred to in this instrument (all of which riders, exhibits, attachments and other documents are hereby incorporated into this instrument by this reference), constitutes the entire and exclusive agreement between Landlord and Tenant relating to the Premises and this Agreement and all said riders, exhibits and attachments and other documents may be altered, amended or revoked only by an instrument in writing signed by the party to be charged thereby. All prior or contemporaneous oral agreements, understandings and/or practices relative to the leasing of the Premises are merged herein or revoked hereby. References in this instrument to this "Lease" shall mean, refer to and include this instrument, and references to any covenant, condition, obligation and/or undertaking "herein", "hereunder" or "pursuant hereto" (or language of like import) shall mean, refer to and include the covenants, conditions, obligations and undertakings existing pursuant to this instrument and any riders, exhibits, attachments or other documents affixed to or referred to in this instrument. All terms defined in this instrument shall be deemed to have the same meanings in all riders, exhibits, attachments or other documents affixed to or referred to in this instrument unless the context thereof clearly requires the contrary.

48.9   Unless otherwise agreed in writing, if Tenant has dealt with any real estate broker or other person or firm with respect to leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said broker, person or firm and Tenant hereby indemnifies and holds Landlord harmless from and against any liability with respect thereto.

49.0   Tenant agrees to pay to Landlord as additional rent hereunder any taxes required by law to be paid by Tenant and collected from Tenant by Landlord.

49.1   Submission of this Lease for examination even though executed by Tenant, shall not bind Landlord in any manner and no lease or other obligation on the part of Landlord shall arise until this Lease is executed and delivered by Landlord to Tenant. This Lease shall not be binding and in effect until a counterpart hereof has been executed and delivered by the parties, each to the other.

49.2   Subject to the provisions of the Lease relating to assignment and subletting, this lease shall bind and inure to the benefit of the parties hereto and their successors in interest of every nature.

49.3 Tenant must schedule all moving into its Suite and moving out of its Suite with the Bay Colony Executive Center management office a minimum of seventy-two (72) hours prior to the proposed or anticipated moving date.  No moving-in or moving-out can be scheduled between the normal business hours of eight a.m. (8:00 a.m.) and six p.m. (6:00 p.m.) Monday through Friday.  Prior to the moving operation it shall be the responsibility of the Tenant to see that Tenant's movers place protective pads in all elevators used in this move to protect the elevator walls and cover all floors with protective boards and other supports of sufficient strength to prevent any damage to tile, ceramic, carpeting or granite floors in the building.  Tenant shall be liable for and must reimburse Landlord for any damage to the building, its fixtures, elevators and the like caused by the Tenant or its agents or movers in moving in or moving out of the building.

  Any violation of this section by Tenant by engaging in the following conduct shall subject the Tenant to a minimum fine of $1,000.00 to cover Landlord's liquidated damages and not as a penalty in addition to any damages caused to Landlord's building and/or property by Tenant's moving operations:
a.  Moving into or out of the building between the hours of 8:00 a.m. to 6:00 p.m. Monday through Friday;
b.  Failing to schedule a move into or out of the building with the management office so that the building security alarms can be regulated and/or protection to the building for moving can be made; and,
c.  Failure to properly  place protective pads in all elevators used in the move and failure to properly cover all floors with boards and other supports in the area of the move so that all areas involved in the move can be safeguarded.

             49.4 This Lease shall be subject to the following additional Riders attached hereto as Exhibits and made a part hereof by reference:

NAME                                                   DESCRIPTION

BAY COLONY EXECUTIVE	Main body of Lease for BAY COLONY EXECUTIVE CENTER-WEST, CENTER-WEST a division of BC MANAGEMENT, INC., and Arizona Corporation Lease
                EXHIBIT-B1                                          Floor Plan
EXHIBIT-B2                                          Suite Map
EXHIBIT-F                                            Preparation of Premises
EXHIBIT-G                                            Rent Escalation Rider
EXHIBIT-I                                             Rules and Regulations
EXHIBIT-J                                             Standard for Utilities and Services

49.5 The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Building. In the event of any transfer of title to the Building, Landlord herein named (and in the case of any subsequent transfers or conveyances the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all personal liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that any funds in the hands of such Landlord, or the then grantor, at the time of such transfer in which Tenant has an interest, shall be turned over to the grantee.

49.6 Landlord may, but shall not be obligated to, cure, at any time, without notice, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord in curing a default, including, without limitation, reasonable attorneys' fees, together with interest on the amount of costs and expenses so incurred at the date set forth herein shall be paid by Tenant to Landlord on demand, and shall be recoverable as additional rent.

49.7 No act or thing done by Landlord or its agents during the term hereof shall be deemed an acceptance of a surrender of the Premises and no agreement to accept the surrender of the Premises shall be valid unless the same be made in writing and executed by Landlord. The mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy Landlord might have, either in law or in equity, nor shall the waiver of or redress for any violation of any covenant or condition in this Lease contained or any of the rules and regulations set forth herein or hereafter adopted by Landlord prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of any original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant in this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the rules and regulations set forth herein or hereafter adopted against Tenant and/or any other tenant in the Building notwithstanding Landlord's reasonable efforts to do so, shall not be deemed a waiver of such rules and regulations or any part thereof. The receipt by the Landlord of rent from any assignee, undertenant or occupant of the Premises shall not be deemed a waiver of the covenants in this Lease contained against assignment and subletting or an acceptance of the assignee, undertenant or occupant as Tenant, or a release of Tenant from the further observance or performance by Tenant to be observed and performed. No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be in writing signed by Landlord. No employee of Landlord or its agents shall have any power to accept the surrender of the keys to the Premises prior to the termination of this Lease and operate as a termination of this Lease or a surrender of the Premises, No payment by Tenant, or receipt by Landlord, of a lesser amount than the rent and other amounts herein stipulated shall be deemed to be other than an account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check, or payment as rent, be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy available to Landlord.

IN WITNESS WHEREOF, this instrument has been duly executed by the parties hereto as of the date first above written.

"TENANT":

ImmuneRegen BioSciences, Inc.
a Delaware Corporation

By  /s/ John N. Fermanis______________________________
Name John N. Fermanis_______________________________
Its     Chief Financial Officer____________________________

By_______________________________________________
Name_____________________________________________
Its_______________________________________________

"LANDLORD":

BAY COLONY EXECUTIVE CENTER-WEST, A Division
of BC MANAGEMENT INC.,
an Arizona Corporation

By /s/ Charles J. DeGrange______________________________
Name  Charles J. DeGrange
Its        President

EXHIBIT "F"

PREPARATION OF PREMISES

I.           Tenant Improvements Provided by Landlord

Landlord agrees to provide Tenant with the following tenant improvements:

A.	Remove filing system in kitchen. Remove elevated portion of kitchen floor. Repair/replace tile where damaged by removal of filing system and leveling of floor.

B.	Install a wall with a door in the office located in the northeast corner of the Suite, which will divide the office into two offices.

C.	Shampoo carpeting.

D.	Touch up paint where required in a professional manner.

II.           Improvements Provided at Tenant's Expense

All tenant improvements which are additions or changes to the above specifications shall be provided by the Landlord and be paid for by the Tenant to the Landlord.

EXHIBIT "G"

RENT ESCALATION RIDER

1. Additional Rent

        Tenant covenants and agrees to pay as Additional Rental an amount equal to Tenant's Proportionate Share of any increase in the amount of "direct operating expenses" and "real estate taxes" as said terms are hereinafter defined.

A.	"Base Year" shall mean calendar year 2008.

B.	"Comparison Year" shall mean each calendar year of the Lease term after the Base Year.

C.  "Direct Operating Expenses" shall mean all direct costs of operation and maintenance of the building determined by standard accounting practices which shall include the following costs by way of illustration, but shall not be limited to: labor, costs, salaries, wages, hospitalization, medical, surgical and general welfare benefits (including group life insurance) and pension payments of employees of Landlord engaged in the operation and maintenance of the Building of which the Premises form a part, (provided these costs do not exceed 15% of the total "Direct Operating Expenses") and the controllable expenses shall not increase by more than five percent (5%) per year. Payroll charges and/or taxes, workmen's compensation, insurance, electricity and other utilities supplied to the Premises and all other portions of the Building, lamps, fluorescent tubes, ballasts, steam, fuel, utility charges, water (including sewer and storm drainage charges and/or rental), casualty and liability insurance, repairs and maintenance, building and cleaning supplies, uniform and dry cleaning, window cleaning, management, accounting and legal fees, service contracts with independent contractors, telephone, telegraph, stationery, advertising, equipment necessary for the maintenance, repair and operation of the Building including HVAC, sprinkler and other systems, and all other expenses paid in connection with the operation of the Building. ("Direct Operating Expenses" shall not include depreciation on the Building of which the Premises are a part or equipment therein, loan payments, real estate brokers' commissions, capital expenditures or Tenant finishes expenses for other Tenants.)

D.  "Real Estate Taxes" shall mean all real estate taxes, assessments and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, foreseen and unforeseen, and each and every installment thereof, which shall or may during the Lease term be levied, assessed, imposed, become due and payable or liens upon, or arise in connection with the occupancy or possession of, or become due and payable out of, or for the Building or any part thereof. If at any time during the term of this Lease the method of taxation of real estate prevailing at the time of execution hereof shall be or has been altered so as to cause the whole or any part of the taxes now or hereafter levied, assessed or imposed upon Landlord wholly or partially as a capital levy or measured by the rents received therefrom, then such new or altered taxes attributable to the Premises shall be deemed to be included within the term "Real Estate Taxes" for the purposes of this paragraph, except that such shall not be deemed to include any enhancement of said tax attributable to another income or other ownerships of Landlord. Tenant shall in no event be responsible to reimburse Landlord for any general income tax liabilities incurred by Landlord.

E.  If the Direct Operating Expenses and/or Real Estate Taxes, respectively, paid or incurred by the Landlord for any Comparison Year on account of the operation or maintenance of the Building of which the Premises are a part are in excess of the base year, then the Tenant shall pay its proportionate share of such excess amount ("Tenant's Proportionate Share"). The Tenant's Proportionate Share is now agreed to be 4.4%.  Landlord shall endeavor to give to Tenant on or before the first day of May of each year following the respective Comparison Year, a statement of the increase in rent payable by Tenant hereunder. Notwithstanding the foregoing, in the event Landlord shall fail to forward such statement to Tenant by May 1 of each year following the respective Comparison Year, such failure shall not constitute a waiver by Landlord to require an increase in rent. Upon receipt of the statement for the first Comparison Year, Tenant shall pay in full the total amount of increase due for the first Comparison Year. For the then current year, the amount of any such increase in Direct Operating Expenses estimated shall be divided into twelve (12) equal installments, and Tenant shall pay the Landlord concurrently with the Minimum Monthly Rent payment next due following the receipt of such statement of estimated increase in Direct Operating Expenses and Real Estate Taxes, an amount equal to one installment multiplied by the number of months from January in the calendar year in which the said statement is submitted to the month of such payment, both months inclusive. Subsequent installments of estimated increase in Direct Operating Expenses and Real Estate Taxes shall be payable concurrently with the regular Minimum Monthly Rent for the balance of that current Comparison Year and shall continue until the next Comparison Year's statement is rendered. If the next or any succeeding Comparison Year results in a greater increase in Direct Operating Expenses and Real Estate Taxes than estimated, then upon receipt of such statement from Landlord, Tenant shall pay a lump sum equal to such actual total increase in Direct Operating Expenses and Real Estate Taxes, less the total of the monthly installments of estimated increases paid in the previous Comparison Year; thereafter until a new comparative statement shall be submitted to Tenant as above provided, Tenant shall pay, on the first day of every month with the payment of Minimum Monthly Rent then due, 1/12th of Tenant's Proportionate Share of such increase in the Direct Operating Expenses and Real Estate Taxes. In the event the payment of Additional Rent by Tenant in any calendar year exceeds Tenant's Proportionate Share for any such calendar year, such excess amounts shall be credited against the next ensuing payment of Additional Rent to be made by Tenant pursuant to the terms of this subparagraph until such credit shall have been fully applied. In no event shall the Minimum Monthly Rent ever be reduced by the operation of any provision of this paragraph. Tenant, upon prior written notice to Landlord, shall be entitled to inspect Landlord's books and records for the Building to confirm any rental adjustments as contemplated herein.  Such right of inspection shall be limited to one inspection per Comparison Year and Tenant under no circumstances shall be entitled to withhold or delay the payment of Additional Rent until Tenant inspects or completes its inspection of Landlord's books and records.

F.  Even though the term of the original Lease has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's share of Direct Operating Expenses and/or Real Estate Taxes for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated amounts paid and conversely any overpayment made in the event said expenses decrease shall be rebated by Landlord to Tenant.

G.  In the event the Commencement Date of this Lease shall be a day other than the first day of the year or if the term of this Lease shall expire or be terminated on a day other than the last day of the year, then the Additional Rent due hereunder for the then current year may be estimated by Landlord in its discretion and shall be prorated and Payable by Tenant upon Landlord's demand.

Notwithstanding the foregoing, in the event the Direct Operating Expenses and/or Real Estate Taxes for any Comparison Year are less than as stated in Subparagraph 1.E., above, Tenant shall not be entitled to any refunds, rebates, rent reductions or any other consideration and shall be required to otherwise fully comply with the terms hereof.

EXHIBIT "I"

RULES AND REGULATIONS

1.  Tenant shall not obstruct or interfere with the rights of other tenants of the Building or Complex or of persons having business in the Building or Complex or in any way injure or annoy such tenants or persons.

2.  Tenant shall not commit any act or permit anything in or about the Building or Complex which shall or might subject Landlord to any liability or responsibility for injury to any person or property by reason of any business or operation being carried on in or about the Building or Complex, or for any other reason.

3.  Tenant shall not use the Building for lodging, sleeping, cooking, or for any immoral or illegal purpose or for any purpose that will damage the Building or Complex, or the reputation thereof, or for any purposes other than those specified in the Lease.

4.  Canvassing, soliciting, and peddling in the Building and Complex are prohibited, and Tenant shall cooperate to prevent such activities.

5.  Tenant shall not bring or keep within the Building any animal, bicycle, or motorcycle.

6.  Tenant shall not conduct mechanical or manufacturing operations, cook or prepare food (except as outlined in paragraph 8 of this Lease), or place or use any inflammable, combustible explosive, or hazardous fluid, chemical, device, substance or material in or about the Building without the prior written consent of Landlord. Tenant shall comply with all statutes, ordinances, rules, orders, regulations and requirements imposed by governmental or quasi-governmental authorities in connection with fire and panic safety and fire prevention and shall not commit any act or permit any object to be brought or kept in the Building, which shall result in a change of the rating of the Building by the Insurance Services Officer or any similar person or entity. Tenant shall not commit any act or permit any object to be brought or kept in the Building, which shall increase the rate of fire insurance on the Building or on the property therein.

7.  Tenant shall not use the Building for manufacturing or for the storage of goods, wares or merchandise, except as such storage may be incidental to the use of the Premises for general office purposes and except in such portions of the Premises as may be specifically designated by Landlord for such storage. Tenant shall not occupy the Building or permit any portion of the Building to be occupied for the manufacture or direct sale of liquor, narcotics, or tobacco in any form, or as a medical office, barber shop, manicure shop, music or dance studio or employment agency. Tenant shall not conduct in or about the Building any auction, public or private, without the prior written approval of the Landlord.

8.  Tenant shall not install or use in the Building any air conditioning unit, engine, boiler, generator, machinery, heating unit, stove, water cooler, ventilator, radiator, vending machine, pop machine, beer machine, cooling machine or any other similar apparatus without the expressed prior written consent of Landlord, and then only as Landlord may direct.

9.  Tenant shall not use in the Building any machines, other than the standard office machines such as pc computers, typewriters, calculators, copying machines and similar machines, without the expressed prior written consent of Landlord. All office equipment and any other device of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by the Landlord, so as to absorb or prevent any vibration, noise, or annoyance, Tenant shall not cause improper noises, vibrations, or odors within the Building.

10.  Tenant shall move all freight, supplies, furniture, fixtures, and other personal property into, within and out of the Building only at such times and through such entrances as may be designated by Landlord, and such movement of such items shall be under the supervision of Landlord. Landlord reserves the right to inspect all such freight, supplies, furniture, fixtures and other personal property to be brought into the Building and to exclude from the Building all such objects which violate any of these rules and regulations or the provisions of the Lease. Tenant shall not move or install such objects in or about the Building in such a fashion as to unreasonably obstruct the activities of the other tenants, and all such moving shall be at the sole expense, risk, and responsibility of Tenant. Tenant shall not use in the delivery, receipt or other movement of freight, supplies, furniture, fixtures, and other personal property to, from, or within the Building, any hand trucks other than those equipped with rubber tires and side guards.

11.  Tenant shall not place within the Building any safes, copying machines, computer equipment or other objects of unusual size or weight, other than standard customary computer and office equipment. Tenant shall not place within the Building any objects which exceed the floor weight specifications of the Building without the expressed prior written consent of Landlord. The placement and positioning of all such objects within the Building shall be prescribed by Landlord and such objects shall, in all cases, be placed upon plates or footings of such size as shall be prescribed by Landlord.

12.  Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out of the Building except in the refuse containers provided therefore. Tenant shall not introduce into the Building any substance which might add an undue burden to the cleaning or maintenance of the Premises of the Building. Tenant shall exercise its best efforts to keep the sidewalks, entrances, passages, courts, lobby areas, garages or parking areas, elevators, escalators, stairways, vestibules, public corridors and halls in and about the Building (hereinafter "Common Areas") clean and free from rubbish.

13.  Tenant shall use the Common Areas only as a means of ingress and egress, and Tenant shall permit no loitering by any persons upon Common Areas or elsewhere within the Building. The Common Areas and roof of the Building are not for the use of the general public, and Landlord shall, in all cases, retain the right to control or prevent access thereto by all persons whose presence in the judgment of the Landlord, shall be prejudicial to the safety, character, reputation or interest of the Building and its tenants. Tenant shall not enter the mechanical rooms, air conditioning rooms, electrical closets, janitorial closets, or similar areas or go upon the roof of the Building without the expressed prior written consent of the Landlord.

14.  Landlord reserves the right to exclude or expel from the Building any person, who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner act in violation of the rules and regulations of the Building.

15.  Landlord shall have the right to designate the area or areas, if any, in which Tenant and Tenant's servants, employees, contractors, jobbers, agents, licensees, invitees, guests and visitors may park vehicles, and Tenant and its servants, employees, contractors, jobbers, agents, licensees, invitees, guests and visitors shall observe and comply with all driving and parking signs and markers within and about the Building. All parking ramps and areas and any pedestrian walkways, plazas or other public areas forming a part of the Building or the land upon which the Building is situated shall be under the sole and absolute control of Landlord, who shall have the right to regulate and control those areas.

16.  Tenant shall not use the washrooms, restrooms and plumbing fixtures of the Building, and appurtenances thereto, for any other purpose than the purpose for which they were constructed, and Tenant shall not deposit any sweepings, rubbish, rags or other improper substances therein. Tenant shall not waste water by interfering or tampering with the faucets or otherwise. If Tenant or Tenant's servants, employees, contractors, jobbers, agents, licensees, invitees, guests or visitors cause any damage to such washrooms, restrooms, plumbing fixtures or appurtenances, such damage shall be repaired at Tenant's expense and Landlord shall not be responsible therefor.

17.  Tenant shall not mark, paint, drill into, cut, string wires within, or in any way deface any part of the Building, without the expressed prior written consent of Landlord, and as Landlord may direct. Upon removal of any Tenant installed wall decorations, installations or floor coverings by Tenant, any damage to the walls or floors shall be repaired by Tenant at Tenant's sole cost and expense. Without limitation upon any of the provisions of the Lease, Tenant shall refer all contractors' representatives, installation technicians, janitorial workers and other mechanics, artisans and laborers rendering any service in connection with repair, maintenance or improvement of the Premises to Landlord for Landlord's supervision, approval and control before performance of any such service. This Paragraph 17 shall apply to all work performed in the Building, including without limitation installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other portion of the Building. Plans and specifications for such work, prepared at Tenant's sole expense, shall be submitted to Landlord and shall be subject to Landlord's expressed prior written approval in each instance before the commencement of work. All installations, alterations and additions shall be constructed by Tenant or its contractors in a good and workmanlike manner and only grades of material approved by Landlord shall be used in connection therewith. The means by which telephone, telegraph and similar wires are to be introduced to the Premises and the location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the expressed prior written approval of Landlord. Tenant shall not lay linoleum or similar floor coverings so that the same shall come into direct contact with the floor of the Premises.  If linoleum or other similar floor covering is to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material soluble in water. The use of cement or other similar adhesive material is expressly prohibited.

18.  No signs, awnings, showcases, advertising devices or other projections or obstructions shall be attached to the outside walls of the Building or attached or placed upon any Common Areas without the expressed prior written consent of Landlord. No blinds, drapes or other window coverings shall be installed in the Building without the expressed prior written consent of Landlord. No sign, picture, advertisement, window display or other public display or notice shall be inscribed, exhibited, painted or affixed by Tenant upon or within any part of the Premises in such a fashion as to be seen from the outside of the Premises or the Building without the expressed prior written consent of Landlord. In the event of the violation of any of the foregoing by Tenant, Landlord may remove the articles constituting the violation without any liability and Tenant shall reimburse Landlord for the expense incurred in such removal upon demand as additional rent under the Lease. Interior signs on doors and upon the Building site directory shall be subject to the expressed prior written approval of Landlord and shall be inscribed, painted, or affixed by Landlord at the expense of Tenant.

19.  Tenant shall not use the name of the building or the name of the Landlord in its business name, trademarks, signs, advertisements, descriptive material, letterhead, insignia or any other similar item without the Landlord's expressed prior written consent, except as may be necessary as part of the address for the premises.

20.  Tenant shall be entitled to have its name as it appears on this lease entered upon the site Building directory by the Landlord for no cost. All entries upon the site Building directory shall be in uniform print of a size, style, and format selected by Landlord.  Provided that Landlord gives written approval, any additional names entered by Landlord on the Building directory will be paid for by tenant.

21.  The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the Common Areas shall not be covered or obstructed by Tenant, through placement of objects upon windowsills or otherwise.  Tenant shall cooperate with the Landlord in obtaining maximum effectiveness of the cooling system of the Building by closing drapes and other window coverings when the sun's rays fall upon windows of the Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, ventilating, air conditioning, electrical, fire, safety, or lighting systems, nor shall Tenant tamper with or change the setting of any thermostat or temperature control valves in the Building.

22.  Subject to applicable fire or other safety regulations, all doors opening into Common Areas and all doors upon the perimeter of the Premises shall be kept closed and, during non-business hours, locked, except when in use for ingress or egress. If Tenant uses the Premises after regular business hours or on non-business days, Tenant shall lock any entrance doors to the Building or to the Premises used by Tenant immediately after using such doors.  Tenant agrees to comply with all of Landlord’s security procedures and regulations for Bay Colony Executive Center-West.  Failure of Tenant and/or its employees and agents to abide by and comply with the Landlord's security procedures and regulations or the intentional or negligent conduct of the Tenant or its employees and agents which result in a violation of Landlord's security regulations which cause the activation of silent or audible security alarm(s) which result in the monitoring company's sending personnel and/or the Scottsdale Police to the premises for a false alarm shall require the Tenant to pay a $25.00 charge for the first false alarm, a $50.00 charge for the second violation and a $150.00 charge for the third and each succeeding violation.  Tenant's violation of this paragraph three or more times or the Tenant's failure to pay the security false alarm charge shall be, at the option of the Landlord, a default under the terms of the Lease.

23.  Employees of Landlord shall not receive or carry messages for or to a Tenant or any other person, nor contract with, nor render free of paid services to Tenant or Tenant's servants, employees, contractors, jobbers, agents, invitees, licensees, guests or visitors. In the event any of Landlord's employees perform any such services, such employees shall be deemed to be the agents of Tenant regardless of whether or how payment is arranged for such services, and Tenant hereby indemnifies and holds Landlord harmless from any and all liability in connection with any such services and any associated injury or damage to property or injury or death to persons resulting therefrom.

24.  All keys to the exterior doors of the Premises shall be obtained by Tenant from Landlord, and Tenant shall pay to Landlord a reasonable deposit, determined by Landlord from time to time for such keys. Tenant shall not make duplicate copies of such keys. Tenant shall not install additional locks or bolts of any kind upon any of the doors or windows of, or within, the Building, nor shall Tenant make any changes in existing locks or the mechanisms thereof. Tenant shall, upon the termination of its tenancy, provide Landlord with the combinations to all combination locks on safes, safe cabinets and vaults and deliver to Landlord all keys to the Building, the Premises and all interior doors, cabinets, and other key-controlled mechanisms therein, whether or not such keys were furnished to Tenant by Landlord. In the event of the loss of any key furnished to Tenant by Landlord, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such a change.

25.  Access may be had by Tenant to the Common Areas and to the Premises at any time between the hours of 7:00 A.M. and 6:00 P.M., Monday through Friday, legal holidays excepted.  Only tenant and it's employees may have access to the building 24 hours a day, 7 days a week by access card provided that the Bay Colony Executive Center-West access agreement form is completed, executed, is approved and the proper access card deposit is made.  At other times access to the Building may be refused unless the person seeking admission is known to the watchman in charge, if any, and/or has a pass or is properly identified. Tenant shall be responsible for all persons for whom Tenant requests passes, and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for the admission or exclusion of any person from the Building or Complex. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and Complex for the safety of Tenants and protection of property in the Building and Complex.

26.  Landlord shall not be responsible for, and Tenant hereby indemnifies and holds Landlord harmless from any liability in connection with, the loss, theft, misappropriation or other disappearance of furniture, furnishings, fixtures, machinery, equipment, money, jewelry or other items of personal property from the Premises or other parts of the Building regardless of whether the Premises or Building are locked at the time of such loss.

27.  For purposes hereof, the terms "Landlord", "Tenant", "Building" and "Premises" are defined as those terms are defined in the Lease to which these Rules and Regulations are attached. Wherever Tenant is obligated under these Rules and Regulations to do or refrain from doing an act or thing, such obligation shall include the exercise by Tenant of its best efforts to secure compliance with such obligation by the servants, employees, contractors, jobbers, agents, invitees, licensees, guests and visitors of Tenant. The term "Building" shall include the Premises, and any obligations of Tenant hereunder with regard to the Building shall apply with equal force to the Premises and to other parts of the Building.

28.  The health club facilities are being provided by Landlord, and shall be used by Tenant and/or its employees only and no one else, with the express understanding and agreement that Landlord shall not be liable to Tenant or Tenant's employees for any personal injury, death or property damage sustained by Tenant or Tenant's employees arising out of the use and enjoyment of the health club facilities or which occur on or caused by the use of health club facilities. Tenant and Tenant's employees use the health club facilities at their or his or her own risk and assume the risk of any accident, occurrence, injury, death or damage of property.  The use of the health club is provided to tenants and it's employees at no additional charge to tenant provided that the Bay Colony Executive Center-West agreement and waiver is completed, executed and is approved.

The hours for operation of the health club shall be set by the Landlord, and Tenant and Tenant's employees shall strictly adhere to these hours of operation. Prior to use of the health club facilities Tenant or its employees must fill out an application, sign and certify that all the information provided in this application is complete, true and correct and sign a health club agreement and waiver.  Upon expiration of the Tenant's lease or the termination of the employment of Tenant's employee, all access cards shall be promptly returned to Landlord.

                        Tenant agrees to indemnify, save and hold Landlord harmless from and against any and all claims, lawsuits, loss, liabilities, damages, including costs and attorneys' fees arising out of the occurrence whereby any injury, death and property damages are claimed by Tenant and any and all of Tenant's employees and other persons that the Tenant and/or Tenant's employees allow and permit to use the facilities of the health club or which arises and occurs on the premises and confines of the health club facilities.  Any Tenant, its employee or an individual who uses the health club facilities without following the Landlord's rules and without being authorized by Landlord to use the facilities shall be a trespasser.

29.  This is a smoke-free building.  No cigarette, cigar, pipe or other smoking is permitted inside the building whether it be the premises leased, common areas including restrooms, hallways, lobby and indoor parking garage, if any.  Tenant agrees that Tenant, Tenant's employees and invitees shall comply with this no smoking restriction at all times. Tenant agrees that it will enforce compliance by its employees, agents and invitees with this Bay Colony Executive Center-West no smoking regulation.

                   30.           A.  Tenant Employees and Corporate Underground Reserve Parking in PA and PB Parking Levels.  Landlord hereby licenses to Tenant seven (7) underground reserved parking spaces. Underground parking garages  PA and PB level consist of 164 number of parking spaces.  The number of underground reserved parking spaces available for Tenants and its employees shall be proportional to the rentable square feet of the tenant’s Suite in the Bay Colony Executive Center to the total number of parking spaces available in the building.  The tenant’s percentage is currently 4.4%.  Landlord agrees during the lease term to provide Tenant seven (7) underground reserved parking spaces.  Tenant agrees during the lease term to use not more than the number of underground reserved spaces unless it obtains a written agreement from the Landlord to provide additional parking spaces.  All such parking spaces will be located in the underground parking garage, PA and PB level.  Tenant shall in no event permit its employees to park at Bay Colony Executive Center in any areas other than within the assigned parking spaces in the underground parking garage, and Tenant acknowledges that in the event Tenant or its employees park in any areas other than in the assigned parking spaces in the underground parking garage, Landlord shall be entitled to exercise any right or remedy that Landlord may have in connection therewith including, without limitation, ticketing of the vehicle, towing of the vehicle at the vehicle owner’s expense and providing to tenant a notice thereof (Tenant hereby agrees that if Landlord provides more than one (1) notice to Tenant in connection with the same vehicle, Landlord may charge Tenant $100.00 for each such notice). Outside surface parking is available for Tenant’s clients and visitors.  In addition to the foregoing, Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, damages, expenses, losses and liabilities arising out of claims brought against Landlord resulting from Landlord’s enforcement of these provisions.  Tenant covenants and agrees to have its employees obtain a parking lease with Bay Colony Executive Center for each parker for each parking space.  Parking spaces are currently leased for $45.00 per month per parking space.  Landlord may establish such reasonable charges, as Landlord deems appropriate for the use of the parking garages.

Landlord shall have the right to establish and from time to time, to change, alter and amend, and to enforce against all users of the Parking Garage, reasonable rules and regulations (including the exclusion of parking in designated areas, to prohibit parking privileges to motor vehicles based on the size, height and tonnage, to prohibit parkers from straddling two (2) parking spaces (unless they lease both spaces) and parking in an unassigned parking space) as may be deemed necessary and advisable for the proper and efficient operation an maintenance of said parking Garage, including, without limitation, the hours during which the parking Garage shall be open for use.

B.  Visitor and Guest – Outdoor surface parking
The number of parking spaces available for Tenant's guests and visitors in the outdoor parking lot on the premises shall be proportional to the rentable square feet of the Tenant's Suite(s) in the Bay Colony Executive Center.  The Tenant's percentage is currently 4.4%.  Since the outdoor parking lot contains 165 parking spaces, the maximum number of parking spaces in the outdoor parking lot available to guests and visitors shall be seven (7) spaces.  If overcrowding occurs in the outdoor parking lot and Landlord conducts a survey, which determines that Tenant requirements exceed the maximum number of parking spaces available to Tenant, then Tenant shall reduce its usage of outside surface parking spaces to the number, which is allowed pursuant to the terms of this section of the lease.  It is agreed that this clause is for the benefit of all Tenants of the Bay Colony Executive Center and will assure visitor and guest outdoor parking for every Tenant.

EXHIBIT "J"

STANDARDS FOR UTILITIES AND SERVICES

The following Standards for Utilities and Services are in effect. Landlord reserves the right to adopt reasonable modifications and additions hereto. As long as Tenant is not in default under any of the terms, covenants, conditions, provisions or agreements of this Lease, Landlord shall:

1.  Provide non-attended automatic elevator facilities 24 hours a day Monday through Sunday, except in case of emergency elevator repairs.

2.  On Monday through Friday, except holidays, from 8:00 A.M. to 6:00 P.M. (and at other times for a reasonable additional charge as fixed by Landlord in paragraph 3), ventilate the Premises and furnish heat or air conditioning on such other days and hours, which in the judgment of Landlord it may be required for the comfortable occupancy of the Premises. The air conditioning system achieves maximum cooling when the window coverings are closed. Landlord shall not be responsible for room temperatures if Tenant does not keep all window coverings in the Premises closed whenever the system is in operation. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of said air condition system. Tenant agrees not to connect any apparatus, device conduit or pipe to the Building chilled and hot water air conditioning supply lines. Tenant further agrees that neither Tenant, nor its employees, agents, visitors, licensees or contractors shall at any time enter mechanical installations or facilities of the Building or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities.

3.  Air Conditioning and heating will be provided by the building owner within the leased premises between the hours of 8:00 a.m. and 6:00 p.m. Monday through Friday (except holidays).  During those periods of time when air conditioning and heating are not provided by the building owner, the Tenant may obtain air conditioning and heating by actuating the override button on the zone control module. The Tenant agrees to pay all charges incurred for their obtaining air conditioning or heat during off hours.  The Tenant agrees to pay $4.50 per hour per zone that is overridden in the tenant suite(s), the landlord retains the right to increase this charging rate without notice.  The amount of time a Tenant overrides a zone is determined by a computer which is part of the air conditioning and heating "Metasys" control system installed at Bay Colony Executive Center.

4.  The Landlord through Arizona Public Service shall see that electrical service is provided to the Premises during the normal business hours on business days, electric current as required by the Building standard for office lighting fractional horsepower office business machines in the amount of approximately three (3) watts per square foot.  The Tenant agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond normal business hours to reimburse Landlord monthly for the measured or reasonably estimated electrical consumption.  In addition, Tenant acknowledges if it exceeds the three (3) watts per square foot electrical consumption in its suite that such use could cause the electrical circuit breakers to trip.  If a separate meter is not installed at Tenant's cost, such excess cost will be established by an estimate agreed upon by Landlord and Tenant.  If the parties fail to agree as to the charge for excess usage as established by Landlord's independent licensed Engineer, Tenant agrees not to use any apparatus or device in, upon or about the Premises which may in any way increase the amount of such services usually furnished or supplied to said Premises and Tenant further agrees not to connect any apparatus or devise with wires, conduits, pipes or other means by which such services are supplied for the purpose of using additional or unusual amount of such services without consent of Landlord.  If consent is granted, Landlord reserves the right to install at Tenant's expense such supplemental heating, ventilation, plumbing and air conditioning facilities as are deemed reasonable by Landlord.  Should Tenant use any excess utility, the refusal on the part of tenant to pay upon demand of Landlord the amount established by Landlord for such excess usage shall constitute a breach of the Tenant's obligation to pay rent under this Lease and shall entitle Landlord to the rights therein granted for such breach.  At all times Tenant's use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation and Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment other than computers and such other equipment which is standard and customary office equipment in the Premises without the prior written consent of Landlord.

5.  Water will be available in public areas for drinking and lavatory purposes only, but if Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking and lavatory purposes - of which fact Tenant constitutes Landlord to be the sole judge - Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills rendered, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made my Landlord for any reasons or purposes herein above stated shall be deemed to be additional rent payable by Tenant and collectible by Landlord as such.

6.  Provide janitor service to the Premises, provided the same are used exclusively as offices, and are kept reasonably in order by Tenant, and if to be kept clean by Tenant, no one other than persons approved by Landlord shall be permitted to enter the Premises for such purposes. If the Premises are not used exclusively as offices, they shall be kept clean and in order by Tenant, at Tenant's expenses, and to the satisfaction of Landlord, and by persons approved by Landlord. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish, to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any Tenant by the janitor or any other employee  or any other person. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include cleaning of carpeting or rugs, except normal vacuuming, or moving of furniture or other special services.

7.  Landlord reserves the right to stop service of the elevator, plumbing, ventilating, air conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air conditioning or electric service, when prevented from doing so by strike or accident or by cause beyond Landlord's reasonable control or by laws, rules, orders, ordinances, directions, regulations or requirements or any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supply or inability by exercise or reasonable diligence to obtain gas, oil or other suitable fuel. It is expressly understood and agreed that any agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Landlord's control.